Exhibit 99.1

OptimizeRx Reports Q4 2020 Revenue Up 123% to Record $16.4 Million, Driving Net Income of $1.4 Million or $0.08 Per Share

ROCHESTER, Mich. – February 24, 2021 – OptimizeRx Corp. (Nasdaq: OPRX), a leading provider of digital health solutions for life science companies, physicians and patients, reported results for the fourth quarter and full year ended December 31, 2020. Quarterly and full year comparisons are to the same year-ago period.

Financial Highlights

●	Revenue in the fourth quarter of 2020 increased 123% to a record $16.4 million, with the full year of 2020 up 76% to a record $43.3 million.

●	Gross profit in the fourth quarter of 2020 increased 92% to $8.6 million.

●	GAAP net income totaled $1.4 million or $0.08 per diluted share in the fourth quarter.

●	Non-GAAP net income in the fourth quarter totaled $2.7 million or $0.16 per diluted share (see definition of this non-GAAP measure and reconciliation to GAAP, below).

●	Cash and cash equivalents totaled $10.5 million at December 31, 2020. Subsequent to the end of the fourth quarter, the company raised approximately $71 million in an equity offering.

Operational Highlights

●	Finished the year with a pipeline of more than $180 million, with more than $50 million in enterprise deals.

●	Enhanced the company’s point-of-care platform with launch of AI-powered real-world evidence solution, resulting in the accurate delivery of multiple messaging solutions to clinicians at critical points in a patient's care journey.

●	Recognized by Deloitte as one of the top 500 fastest growing companies in North America.

●	Company’s virtual communications solutions, TelaRep™, was recognized as one of the most innovative solutions for life science companies by PM360 Magazine.

●	Completed the integration of previous acquisitions in patient engagement and enhanced the leadership and commercial team to accelerate growth.

●	Expanded direct-to-patient reach by partnering with Epion Health, a leader in digital patient engagement solutions, providing patients with direct access to savings programs sponsored by life science companies.

●	Joined forces with Komodo Health, a data-driven healthcare software company, to use automated intelligence to seamlessly deliver point-of-care messaging.

Q4 2020 Financial Summary

Total revenue in the fourth quarter of 2020 increased 123% to a record $16.4 million versus $7.4 million in the same year-ago quarter. The quarterly increase was due to increases in sales in the company’s messaging and patient engagement solutions.

Gross margin decreased to 52.4% from 60.6% in the year-ago quarter, with the decrease related to a change in solution mix.

Operating expenses totaled $7.2 million, up from $6.8 million in the same year-ago quarter. The increase was due to the company’s efforts to expand its solutions and build out its organization for future growth.

Net income on a GAAP basis was $1.4 million or $0.08 per diluted share, as compared to a net loss of $2.0 million or $(0.14) per share in the fourth quarter of 2019.

Non-GAAP net income was $2.7 million or $0.16 per diluted share, compared to non-GAAP net loss of $0.4 million or $(0.03) per share in the same year-ago period (see definition of this non-GAAP measure and reconciliation to GAAP, below).

Cash and cash equivalents totaled $10.5 million at December 31, 2020, as compared to $12.0 million at September 30, 2020. The decrease was primarily due to cash used for operating activities. In February 2021, the company raised approximately $71 million in a public equity offering.

Full Year 2020 Financial Summary

Total revenue in 2020 increased 76% to a record $43.3 million from $24.6 million in 2019. The increase was due to a shift to enterprise contracts, engagement with additional pharmaceutical brands, greater distribution network and strong growth in the company’s messaging solutions. The company expects continued strong growth in 2021 resulting from the foundation it laid in 2019 and 2020.

Gross margin decreased to 55.7% in 2020 as compared to 62.8% in 2019. The decrease was due to a shift in solution mix, including an increase in the company’s core messaging revenues which have higher revenue share percentages. The company expects gross margins in the range of 56% to 58% in 2021.

Operating expenses totaled $26.2 million, up from $19.1 million in 2019. The increase was largely due to scaling the company’s operations to support continued revenue growth, including additional staffing.

Net loss on a GAAP basis was $2.2 million or $(0.15) per share, improving from a net loss of $3.1 million or $(0.23) per share in 2019.

Non-GAAP net income was $3.2 million or $0.20 per diluted share, compared to non-GAAP net income of $0.9 million or $0.07 per share in 2019.

The company expects to file its Form 10-K in the second week of March.

Management Commentary

“In Q4, we more than doubled our top line and generated positive net income largely as the result of strong organic growth,” said OptimizeRx CEO, William Febbo. “Over the last year we have continued to shift our business model towards enterprise-level engagements with recurring revenue streams. Client renewal rates at the end of 2020 reached all-time highs, as we added 60 new brands to our platform.

“These results also reflect how we have made great strides with innovation during the pandemic, and particularly with the introduction of TelaRep™, our new virtual communication solution. This cloud-based platform enables providers to reach the right pharma contact from within their EHR workflow and with just one click. TelaRep helps eliminate the communication gap created by today’s limited opportunities for face-to-face interaction, a growing challenge even before the pandemic.

“In addition to existing solutions on the platform, we are now leveraging real-world data to deliver real-time information at the point-of-care with our new AI-powered real-world evidence solution. The sophisticated proprietary algorithms that power this solution also enable us to derive additional revenue from our existing systems.

“Of the $180 million in pipeline, we had about 46 enterprise engagements as we came into 2021 valued at more than $50 million -- a significant increase over this time last year. We believe our pipeline growth has been driven by a pandemic-accelerated, permanent shift to more digital enablement. For these potential engagements, we expect to realize our traditional annual closing rate of between 35% - 50% over the course of the next year.

“In 2021, we expect continued strong growth resulting from the solid foundation we’ve laid over the last two years. As we continue to invest in innovations and enhance the scalability of our technology and commercial teams, we believe we have the momentum, at least aspirationally, to reach a $100 million revenue run rate on just our core business.

“Deloitte recognized OptimizeRx as one of the top 500 fastest growing companies in North America, and we expect to remain on this list.”

Conference Call

OptimizeRx management will host the presentation, followed by a question-and-answer period.

Date: Wednesday, February 24, 2021

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

Toll-free dial-in number: 1-800-437-2398

International dial-in number: 1-323-289-6576

Conference ID: 9166514

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact CMA at 1-949-432-7566.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through March 17, 2021, as well as available for replay via the Investors section of the OptimizeRx website at www.optimizerx.com/investors.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 9166514

Definition and Use of Non-GAAP Financial Measures

This earnings release includes a presentation of non-GAAP net income (loss) and non-GAAP earnings (loss) per share or non-GAAP EPS, both of which are non-GAAP financial measures.

The company defines non-GAAP net income (loss) as GAAP net income (loss) with an adjustment to add back depreciation, amortization, stock-based compensation, acquisition expenses, income or loss related to the fair value of contingent consideration, and deferred income taxes. Non-GAAP EPS is defined as non-GAAP net income (loss) divided by the number of weighted average shares outstanding on a basic and diluted basis. The company has provided non-GAAP financial measures to aid investors in better understanding its performance. Management believes that these non-GAAP financial measures provide additional insight into the operations and cashflow of the company.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash operating expenses, management believes that providing non-GAAP financial measures that excludes non-cash expenses allows for meaningful comparisons between the company’s core business operating results and those of other companies, as well as provides an important tool for financial and operational decision making and for evaluating the company’s own core business operating results over different periods of time.

The company’s non-GAAP net income (loss) and non-GAAP EPS measures may not provide information that is directly comparable to that provided by other companies in the company’s industry, as other companies in the industry may calculate such non-GAAP financial results differently. The company’s non-GAAP net income (loss) and non-GAAP EPS are not measurements of financial performance under GAAP and should not be considered as an alternative to operating income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. The company does not consider these non-GAAP measures to be substitutes for or superior to the information provided by its GAAP financial results.

The table, “Reconciliation of non-GAAP to GAAP Financial Measures,” included below, provides a reconciliation of non-GAAP net income (loss) and non-GAAP EPS for the three months and twelve months ended December 31, 2020 and 2019.

About OptimizeRx

OptimizeRx is a digital health company that provides communications solutions for life science companies, physicians and patients. Connecting over half of healthcare providers in the U.S. and millions of patients through a proprietary network, the OptimizeRx digital health platform helps patients afford and stay on medications. The platform unlocks new patient and physician touchpoints for life science companies along the patient journey, from point-of-care, to retail pharmacy, through mobile patient engagement.

For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward-Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition, and other material risks.

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Media Relations Contact

Maira Alejandra, Media Relations Manager

Tel (754) 245-7070

malejandra@optimizerx.com

Investor Relations Contact

Ron Both, CMA

Tel (949) 432-7557

Email Contact

OPTIMIZERx CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	December 31, 2020	December 31, 2019
ASSETS

Current Assets
Cash and cash equivalents	$10,516,776	$18,852,680
Accounts receivable, net	17,885,705	7,418,025
Prepaid expenses	4,456,611	871,043
Total Current Assets	32,859,092	27,141,748
Property and equipment, net	148,854	176,014
Other Assets
Goodwill	14,740,031	14,740,031
Technology assets, net	5,251,822	6,238,453
Patent rights, net	2,349,570	2,550,587
Right of use assets, net	445,974	559,863
Other intangible assets, net	4,519,552	5,151,102
Security deposits and other assets	12,859	80,727
Total Other Assets	27,319,808	29,320,763
TOTAL ASSETS	$60,327,754	$56,638,525

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable – trade	$618,250	$492,995
Accrued expenses	2,420,361	1,800,635
Revenue share payable	4,969,868	1,618,438
Current portion of lease liabilities	123,220	115,431
Contingent purchase price payable	1,610,813	1,500,000
Deferred revenue	285,795	580,014
Total Current Liabilities	10,028,307	6,107,513
Non-current Liabilities
Lease liabilities, net of current portion	325,533	448,753
Contingent purchase price payable, net of current portion	-	5,220,000
Total Non-Current Liabilities	325,533	5,668,753
Total Liabilities	10,353,840	11,776,266
Commitments and contingencies	-	-
Stockholders’ Equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized, none issued and outstanding at December 31, 2020 and 2019	-	-
Common stock, $0.001 par value, 166,666,667 shares authorized, 15,223,340 and 14,609,579 shares issued and outstanding at December 31, 2020 and 2019, respectively	15,223	14,601
Additional paid-in-capital	85,590,428	78,272,268
Accumulated deficit	(35,631,737)	(33,424,610)
Total Stockholders’ Equity	49,973,914	44,862,259
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$60,327,754	$56,638,525

OPTIMIZERx CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the quarter ended December 31, 2020 (Unaudited)	For the quarter ended December 31, 2019 (Unaudited)	For the year ended December 31, 2020 (Unaudited)	For the year ended December 31, 2019
Revenue	$16,426,301	$7,379,782	$43,313,323	$24,598,274
Cost of revenues	7,822,280	2,906,933	19,207,902	9,158,699
Gross margin	8,604,021	4,472,849	24,105,421	15,439,575

Operating expenses
Stock-based compensation	781,221	490,578	3,172,840	2,260,298
Depreciation and amortization	512,005	536,859	2,075,888	1,282,787
Other general and administrative expenses	5,954,327	5,763,874	20,992,012	15,590,054
Total operating expenses	7,247,553	6,791,311	26,240,740	19,133,139
Income (loss) from operations	1,356,468	(2,318,462)	(2,135,319)	(3,693,564)
Other income (expense)
Interest income	698	95,722	68,582	288,028
Change in fair value of contingent consideration		(660,000)	(140,390)	(635,000)
Total other income (expense)	698	(564,278)	(71,808)	(346,972)
Income (loss) before provision for income taxes	1,357,166	(2,882,740)	(2,207,127)	(4,040,536)
Income tax benefit	-	897,960	-	897,960
Net income (loss)	$1,357,166	$(1,987,780)	$(2,207,127)	$(3,142,576)
Weighted average number of shares outstanding - basic	15,127,425	14,548,910	14,827,923	13,387,863
Weighted average number of shares outstanding - diluted	16,311,904	14,548,910	14,827,923	13,387,863
Net income (loss) per share – basic	$0.09	$(0.14)	$(0.15)	$(0.23)
Net income (loss) per share – diluted	$0.08	$(0.14)	$(0.15)	$(0.23)

OPTIMIZERx CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the year ended December 31, 2020	For the year ended December 31, 2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,207,127)	$(3,142,576)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,971,083	1,175,131
Noncash lease expense	104,805	107,656
Increase in bad debt reserve	200,000	80,000
Stock-based compensation	3,172,840	2,260,298
Income tax benefit	-	(897,960)
Change in fair value of contingent consideration	140,390	635,000
Changes in:
Accounts receivable	(10,667,680)	(628,830)
Prepaid expenses and other assets	(3,517,700)	(343,838)
Accounts payable	125,255	(46,249)
Revenue share payable	3,351,430	(290,178)
Accrued expenses and other	1,416,884	(432,075)
Change in operating lease liabilities	(106,347)	(106,564)
Deferred revenue	(294,219)	(30,611)
NET CASH USED IN OPERATING ACTIVITIES	(6,310,386)	(1,660,796)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(68,041)	(87,717)
Acquisition of intangible assets, including intellectual property rights	(11,932)	(1,500,000)
Capitalized software development costs	(44,752)	-
Cash paid in acquisition, net of cash acquired	-	(8,994,369)
NET CASH USED IN INVESTING ACTIVITIES	(124,725)	(10,582,086)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock, net of offering costs	-	21,303,826
Proceeds from exercise of stock options	2,488,394	877,702
Payment of contingent consideration	(4,389,187)	-
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(1,900,793)	22,181,528
NET INCREASE (DECREASE IN) CASH AND CASH EQUIVALENTS	(8,335,904)	9,938,646
CASH AND CASH EQUIVALENTS – BEGINNING OF PERIOD	18,852,680	8,914,034
CASH AND CASH EQUIVALENTS – END OF PERIOD	$10,516,776	$18,852,680
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Lease liabilities arising from right of use assets	-	207,559
Acquisition liabilities paid in stock	$1,6,557,548	$-
Shares issued in connection with acquisitions	$-	$5,107,793
Non-cash effect of cumulative adjustments to accumulated deficit	$-	$3,229

OPTIMIZERx CORPORATION

Reconciliation of non-GAAP to GAAP Financial Measures

(Unaudited)

	For the Three Months		For the Year
	Ended December 31,		Ended December 31,
	2020	2019	2020	2019
Net income (loss)	$1,357,166	$(1,984,780)	$(2,207,127)	$(3,142,576)
Depreciation and amortization	512,005	536,859	2,075,888	1,282,787
Stock-based compensation	781,221	490,578	3,172,840	2,260,298
Acquisition Expenses	-	799,623	-	799,623
Income or loss related to the fair value of contingent consideration	-	660,420	140,390	635,000
Deferred Income Taxes	-	(897,960)	-	(897,960)
Non-GAAP net income (loss)	$2,650,392	$(395,260)	$3,181,991	$937,172

Non-GAAP net income (loss) per share
Basic	$0.18	$(0.03)	$0.21	$0.07
Diluted	$0.16	$(0.03)	$0.20	$0.07
Weighted average shares outstanding:
Basic	15,127,425	14,548,910	14,827,923	13,387,863
Diluted	16,311,904	14,548,910	15,640,050	14,339,005